SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 17, 2005

(Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1166660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5900 Princess Garden Parkway,

7th Floor

Lanham, Maryland 20706

(Address of principal executive offices)

Registrant’s telephone number, including area code

(301) 306-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement

On June 13, 2005, Radio One, Inc. (“Radio One”) entered into a new credit agreement (the “Credit Agreement”) and a related Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) with Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Credit Suisse, Merrill Lynch Capital Corp. and SunTrust Bank, as Co-Documentation Agents, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as Joint Lead Arrangers, and certain financial institutions named therein, as Lenders. The term of the Credit Agreement is seven years and the total amount available under the Credit Agreement is $800 million, consisting of a $500 million revolving facility and a $300 million term loan facility. Radio One may use the proceeds from the credit facilities for working capital, capital expenditures made in the ordinary course of business and for certain investments and acquisitions permitted under the facilities. The Credit Agreement contains affirmative and negative covenants that Radio One must comply with, including (a) maintaining a ratio of consolidated adjusted EBITDA to consolidated interest expense of no less than 2.50 to 1.00, (b) maintaining a ratio of consolidated debt for borrowed money to consolidated adjusted EBITDA of, no greater than 6.50 to 1.00 from June 13, 2005 to September 30, 2006, and no greater than 6.00 to 1.00 from October 1, 2006 and thereafter, (c) limitations on liens, (d) limitations on the sale of assets, (e) limitations on the payment of dividends, (f) limitations on mergers, as well as other customary covenants. Under the Guarantee and Collateral Agreement, the Administrative Agent received a first priority perfected security interest in certain tangible and intangible assets of Radio One and certain of its subsidiaries and a guarantee of Radio One’s obligations under the Credit Agreement by those subsidiaries. Simultaneous with entering into the Credit Agreement, Radio One borrowed $437.5 million under the Credit Agreement to retire all outstanding obligations under its previous credit agreement, dated as of July 17, 2000. The previous credit agreement, by and among Radio One, Inc., Bank of America, N.A., Credit Suisse, First Union National Bank, Toronto Dominion (Texas), Inc., Bankers Trust Company, and several financial institutions named as lenders under the agreement, provided for borrowing of up to $600 million, and consisted of a $350 million term facility and a $250 million revolving facility.

The foregoing description of the Credit Agreement and the Guarantee and Collateral Agreement is a general description only and is qualified in its entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively. A copy of the press release announcing the new credit facility is also attached hereto as Exhibit 99.1.

ITEM 1.02.	Termination of a Material Definitive Agreement

The information set forth above in Item 1.01 regarding termination of Radio One’s prior credit agreement is incorporated into Item 1.02 by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding the Credit Agreement and the Guarantee and Collateral Agreement is incorporated into Item 2.03 by reference.

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ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 13, 2005, by and among Radio One Inc., as Borrower, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Credit Suisse, Merrill Lynch Capital Corp. and SunTrust Bank, as Co-Documentation Agents, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as Joint Lead Arrangers, and certain financial institutions named therein, as Lenders.

10.2	Guarantee and Collateral Agreement, dated as of June 13, 2005, made by Radio One, Inc. and its Restricted Subsidiaries in favor of Wachovia Bank, National Association, as Administrative Agent.

99.1	Press release dated June 13, 2005: Radio One Enters Into $800 Million Senior Credit Facility.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.

/s/ Scott R. Royster
June 17, 2005	Scott R. Royster
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

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